EXHIBIT 16.1

PRICEWATERHOUSECOOPERS
PRICEWATERHOUSECOOPERS LLP 100 E. Wisconsin Ave., Suite 1500 Milwaukee, WI 53202 Telephone (414) 212-1600

July 29, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We have read the statements made by Manpower Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Manpower Inc.’s Form 8-K report dated July 27, 2005.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP